THE CIT GROUP/COMMERCIAL SERVICES, INC.
                        1211 Avenue of the Americas
                          New York, New York 10036



                                          December 7, 1998

Salant Corporation
1114 Avenue of the Americas
New York, New York 10036

Gentlemen:

     You have requested that in the event Salant Corporation (the "Company") files a case under Chapter 11 of the United States Bankruptcy Code (the "Chapter 11 Case") that we provide the Company with post-confirmation financing.

     Based upon the information you have furnished to us, The CIT Group/Commercial Services, Inc. ("CIT") is pleased to confirm its commitment to provide the Company with a post-confirmation secured revolving credit facility of up to $85,000,000 (the "Credit Facility"), subject to the terms and conditions set forth below.

     We contemplate that the Credit Facility will be structured as follows:



     1.   REVOLVING CREDIT FACILITY
          -------------------------

          (a) Amount: A revolving line of credit for loans and letters of credit in a maximum principal amount equal to the lesser of (i) $85,000,000 (the "Maximum Credit") and (ii) the sum of (A) eighty-five percent (85%) of the net amount of eligible accounts and (B) the lesser of (x) sixty percent (60%) of the value (at the lower of cost or market determined on a first-in-first-out basis) of eligible finished goods inventory, and (y) $25,000,000. Standards of eligibility for accounts shall be the same as provided for in the Revolving Credit, Factoring and Security Agreement between CIT and the Company dated September 20, 1993, as amended (the "Existing Credit Agreement"), except as may be modified by agreement between the Company and CIT. Standards of eligibility for finished goods inventory shall be mutually agreed upon between the Company and CIT. CIT may establish reserves against loan availability under the lending formulas set forth above as shall be mutually agreed upon between the Company and CIT.

          (b) Seasonal Overadvances: Subject to the Company's cash flow needs, CIT may in its sole discretion make loans to the Company in excess of the lending formulas set forth above not to exceed the Maximum Credit and repayable on demand.

          (c)  Letter of Credit Subfacility:

               (i) Amount: Within the Credit Facility, letters of credit ("L/Cs") arranged through CIT up to an aggregate undrawn amount at any time outstanding of $30,000,000.

               (ii) L/C Reserve Availability: A reserve against the line of credit under the Credit Facility will be required to the extent of (A) one hundred percent (100%) of the undrawn amount of outstanding letters of credit opened for the purpose of acquiring eligible finished goods inventory minus (B) the percentage equal to the then current percentage rate of advance against eligible finished goods inventory. All other letters of credit opened by CIT will require a reserve against the line of credit under the Credit Facility of one hundred percent (100%) of the undrawn amount of such letters of credit;

               (iii) Handling of Documents Under Letters of Credit: The Company will not be required to consign to CIT any of the documents relating to inventory purchased under letters of credit arranged through CIT under the Credit Facility ("L/C Documents"), provided, however, that upon the occurrence and during the continuance of (i) an event of default under the Credit Facility or (ii) any act, event or condition which with notice or passage of time or both would constitute an event of default, then, and in any such event, without notice in the case of an event of default and upon written notice from CIT in any other case, all L/C Documents shall be consigned to CIT.

          (d) No Factoring: The Credit Facility will not provide for any factoring of accounts through CIT or otherwise.

     2.   INTEREST RATE
          -------------

     Reference Rate + 0.50%; provided, however, that if the Company satisfies certain financial tests to be mutually agreed upon, including, but not limited to liquidity and debt to equity tests, based upon the Company's opening financial statements after exiting from the Chapter 11 Case, then, upon satisfying such financial tests the interest rate shall be Reference Rate + .025% or LIBOR + 2.25%. The rate of interest after the occurrence of an event of default under the Credit Facility shall be 1.50% over the Reference Rate plus the then current margin. The Reference Rate is the rate of interest publicly announced by The Chase Manhattan Bank, New York, New York from time to time as its prime rate. Such prime rate is not intended by Chase to be the lowest rate of interest charged by Chase to its commercial borrowers. LIBOR will be available for 1, 2 or 3 month periods and will be based upon CIT's customary term and procedures applicable to interest on loans payable by reference to LIBOR. All interest rates are per annum. All interest shall be payable monthly in arrears calculated on the basis of a 360-day year. Collections shall be credited to the loan account of the Company upon CIT's receipt of a wire transfer of federal funds into CIT's payment account designated for such purpose.

     3.   FEES
          ----

     All fees set forth below are in addition to interest and other charges provided for herein and may, at our option, be charged directly to any loan account of the Company maintained with us:

          (a) Commitment Fee: We shall receive a commitment fee in the amount of $325,000 for our commitment herein to provide Salant with the Credit Facility outlined herein, earned and payable in full upon execution and return by the Company of this letter to us.

          (b) Unused Line Fee: We shall receive an unused line fee of .25% per annum on the average monthly unused portion of the Credit Facility, payable monthly in arrears.

          (c) Agency Fee: We shall receive an agency fee of $100,000 payable on each of the first and second anniversary dates of the closing date of the Credit Facility for acting as agent and administering the Credit Facility for the Company and for each of the lenders who purchase a portion of, or a participation in, the Credit Facility.

          (d) Collateral Management Fee: We shall receive a collateral management fee of $8,333 for each month or part thereof during the term of the Credit Facility for monitoring the collateral, payable monthly in advance with the first such fee payable at closing.

          (e)  Letter of Credit Fees:

               (i) Documentary L/Cs: 1/8 of 1% on issuance; 1/8 of 1% an negotiation.

               (ii)   Standby L/Cs: 1,0% per annum plus bank charges.

               (iii) All other L/C and related fees shall be in the amount set forth on Schedule 3.2(c) of the Existing Credit Agreement.

     4.   LEDGER DEBT
          -----------

     The obligations of the Company to CIT under the Credit Agreement shall include, without limitation, all indebtedness of the Company to CIT on accounts arising from the sale of goods or services purchased by Salant from any concern whose accounts are factored or financed by CIT.

     5.   GUARANTEES
          ----------

     All obligations of the Company to CIT under the Credit Facility shall be guaranteed by each of the Company's subsidiaries.

     6.   COLLATERAL
          ----------

     First and only security interests in and liens upon all present and future assets of the Company and each of its subsidiaries (subject to customary permitted encumbrances), including, without limitation, all accounts, contract rights, general intangibles (including, without limitation, all trademarks, patents, licenses of trademarks or patents, other intellectual property, tax refunds and chooses in action), chattel paper, documents, instruments, stock in subsidiaries, inventory, machinery, equipment, fixtures and real property, and all products and proceeds of the foregoing.

     7.   USE OF PROCEEDS
          ---------------

     All of the loans and other credit accommodations provided to the Company under the Credit Facility shall be used exclusively for the working capital of the Company provided, that the proceeds of the initial loans under the Credit Facility may be used for funding payments under the Company's Chapter 11 Plan (the "Plan") and the transactions contemplated thereby and hereby and for the costs, expenses and fees incurred in connection with the Credit Facility.

     8.   CONTRACT TERM
          -------------

     The Credit Facility shall have an initial term commencing on the closing date and continuing through and including three (3) years thereafter (the "Renewal Date") and shall be automatically renewed from year to year thereafter unless terminated by either party upon at least sixty (60) days written notice prior to the Renewal Date or any anniversary of the Renewal Date.

     9.   EXPENSES
          --------

          (a) The Company agrees to pay all reasonable legal and closing costs and expenses, including attorneys' fees, appraisers' fees, filing fees, search charges, recording taxes and field examination charges and expenses (including a charge of $750 per person per day of CIT's examiners in the field and in the office, plus travel, hotel and all other out-of-pocket expenses), in each case whether or not this transaction closes. All such expenses shall be paid to us on demand and may be charged to any loan account of the Company with us. We shall have the right to offset such expenses against any fees or sums received from or on behalf of the Company.

          (b) If this transaction closes, the Company further agrees to pay all of CIT's out-of-pocket expenses and customary administrative charges incurred from time to time during the course of our financing arrangements.

          (c) This paragraph 9 shall survive the expiration or termination of this letter.

     10.  OTHER INFORMATION AND CONDITIONS
          --------------------------------

     Compliance with all terms and requirements of this letter are conditions precedent to the making of loans and providing other credit accommodations under the Credit Facility. In addition, the extension of the Credit Facility is subject to the satisfaction, in a manner satisfactory to CIT, of conditions precedent usual for this type of financing, including, but not limited to, the following terms and conditions:

          (a) The  structure  and  terms  of the  Plan  and all  financial,
     accounting   and  tax  aspects  of  the  Plan  and  the   transactions
     contemplated thereby shall in all respects be satisfactory to CIT,

          (b) The Company's debt restructuring shall have been completed and shall be satisfactory to CIT.

          (c) The capitalization and capital structure of the Company shall in all respects be satisfactory to CIT.

          (d) The existing and projected liquidity of the Company and its subsidiaries and their ability to fund their ongoing working capital and other cash requirements and to consummate the Plan shall be satisfactory to CIT.

          (e) The Company shall continue to furnish, or cause to be furnished, to us all financial information, projections, budgets, business plans, cash flows and such other information as we shall reasonably request from time to time. We shall have received current perpetual inventory records and/or roll forwards of inventory through the date of closing, together with supporting documentation and other documents and information that will enable us to accurately identify and verify eligible collateral at or immediately prior to closing in a manner satisfactory to us and including documentation with respect to inventory in transit, goods in bonded warehouses or at other third party locations.

          (f) Satisfactory legal review of the terms of the Credit Facility and its structure by our counsel, execution of loan documents, delivery of opinions of counsel and other agreements, documents and instruments as may be necessary or desirable to effectuate the financing arrangements described herein as may be determined by us and our counsel.

               (i) Such loan documents will include, among other documents, an Amended and Restated Revolving Credit and Security Agreement between the Company and CIT, or, at CIT's option, between the Company and CIT, as agent, for itself and any other lenders party thereto, the guarantee of the obligations of the Company under the Credit Facility by each of the Company's subsidiaries, security agreements, UCC financing statements and mortgage modification agreements. The opinions of counsel will include, among other things, the opinion that the financing arrangements described herein do not violate any of the terms of existing agreements of the Company or any of its subsidiaries with any other parry, that the financing agreements create valid and enforceable security interests in all of the property of the Company and each of its subsidiaries, that the financing agreements are valid, enforceable and binding and that the Company and each of its subsidiaries have been duly incorporated and are in good standing under the laws of their respective states or jurisdictions of incorporation and each state or jurisdiction where the Company and each of its subsidiaries transact business, and such other matters, as we may reasonably request.

               (ii) Such loan documents will contain such provisions, representations, warranties, covenants, conditions precedent, events of default and remedies, all as customarily required by CIT for transactions of this type and as may be deemed appropriate in view of the nature of the business of the Company, including, among other things: financial covenants ("Maintenance Covenants") as to minimum tangible net worth, maximum net loss, minimum interest coverage ratio and capital expenditure limitations; prohibitions or limitations on the payment of management fees or other fees or payments due to affiliates; prohibitions or limitations on loans, investments and guarantees in, to or in favor of affiliates and any third parties; prohibitions or limitations on the payments of dividends and redemptions and other upstreaming or cross-streaming of funds; limitations on indebtedness and liens, compliance with ERISA; cross-defaults based on defaults under any material indebtedness to others or under material leases, material licenses or other material agreements, or for generally not paying obligations to others. Except for the Maintenance Covenants referred to above, the Credit Facility shall have no other Maintenance Covenants.

          (g) Termination of the liens and security interests held by the holders of the Company's Senior Notes and the delivery to us of UCC-3 termination statements and such other release documents as we may request, in form and substance reasonably satisfactory to us.

          (h) We shall have received, in form and substance reasonably satisfactory to us, all consents, waivers, acknowledgments and other agreements from third persons which we may deem necessary in order to permit, protect and perfect our security interests in and liens upon the collateral, including, without limitation, (i) waivers by lessors, owners and/or mortgagees of any security interests, liens or other claims by such persons in and to assets of the Company and each of its subsidiaries, and agreements by such persons permitting us access to the premises to exercise our rights and remedies and otherwise deal with the assets of the Company and its subsidiaries and (ii) acknowledgments by processors, consignees and warehousemen at any time in possession of any of assets of the Company or its subsidiaries of our security interests and liens, waivers by such persons of any security interests, liens or other claims by such persons in and to assets of the Company and its subsidiaries, and agreements by such persons to follow our directions with respect to the release and delivery of any assets of the Company and its subsidiaries at any time in their possession and (iii) agreements from licensors of trademarks and other intellectual property to the Company or its subsidiaries, including, but not limited to, Perry Ellis International, Inc., permitting us to use, in a manner and for a period satisfactory to us, the marks, logos or other intellectual property licensed by such parties to the Company or its subsidiaries to exercise our rights and remedies and otherwise deal with the assets of the Company and its subsidiaries.

          (i) We shall have received, in form and substance reasonably satisfactory to us, guarantees, duly authorized, executed and delivered by each of Clantexport Inc., Denton Mills. Inc., Vera Licensing, Inc., Frost Bros. Enterprises, Inc., SLT Sourcing, Inc., Salant Canada Inc., J.J. Farmer Clothing, Inc. and any other subsidiaries of the Company in our favor absolutely and unconditionally guaranteeing all present and future obligations of the Company to us under the Credit Facility, as well as such security agreements and UCC financing statements as may be necessary or desirable to effectuate the grant by such companies in our favor of first and only security interests in and liens upon all of their respective present and future assets, subject to customary permitted encumbrances.

          (j) We shall have received, at the expense of the Company, current environmental audits of its plants and real estate conducted by an independent environmental engineering firm reasonably acceptable to us, and in form, scope and methodology satisfactory to us, confirming that (i) the Company is in compliance with all significant applicable environmental use laws, regulations, codes and ordinances in all material respects and (ii) there is no material potential or actual liability of the Company for any remedial action with respect to any environmental condition or any other significant environmental problems.

          (k) We shall have received, in form and substance reasonably satisfactory to us, evidence of insurance coverage, including (i) mortgagee's and lender's loss payee endorsements in our favor as to casualty and business interruption insurance and containing all endorsements, assurances of affirmative coverage requested by us for protection of our interests and (ii) mortgagee's title insurance by a company and agent acceptable to us (A) insuring the priority, amount and sufficiency of the mortgage, deed of trust or deed to secure debt in our favor on each parcel of real estate included in the collateral,
     (B)  insuring  against  matters that would be disclosed by surveys and
     (C) containing those endorsements, assurances or affirmative coverage requested by us for protection of our interests.

          (1) CIT may from time to time, in its sole discretion, assign, or sell participations in, the Credit Facility or any portion thereof to another lender or lenders;

          (m) The Company shall have established a blocked account or lockbox for its collections and the transfer there of to us, which shall be in form and substance reasonably acceptable to us.

          (n) All Uniform Commercial Code financing statements relating to the collateral shall have been duly filed and recorded and we shall have received UCC search results from the various jurisdictions showing the financing statements in our favor filed of record prior to the closing.

          (o) We may conduct additional or update field examinations, at the Company's expense, prior to extending the Credit Facility, the results of which must be satisfactory to us. Without limiting the generality of the foregoing, (i) except for the Payment Default and the Additional Payment Default (as defined in the Thirteenth Amendment to the Existing Credit Agreement), any other payment default in respect of scheduled interest or principal payments under the New Public Secured Notes (as defined in the Existing Credit Agreement) and the filing of the Chapter 11 Case or any Event of Default arising solely by reason of the commencement of the Chapter 11 Case, no act, condition or event which would constitute an Event of Default under the Existing Credit Agreement or the financing agreements to be executed between us shall exist as of the closing, (ii) no material investigation, litigation, or other proceedings other than the Chapter 11 Case shall be pending or threatened against the Company or any affiliate as of the closing, and (iii) the collateral shall not have materially declined in value from the values set forth in the last appraisals or field examinations previously done furnished to us prior to closing.

          (p) Any failure by the Company or any of its subsidiaries to comply with any law or regulation to which any of their respective pension plans are subject shall have been resolved in a manner satisfactory to CIT.

          (q) No material adverse change in the business, operations, profits or prospects of the Company shall have occurred since the date of our last field examination prior to closing.

          (r) This transaction and the events contemplated herein must close by June 30, 1999. After June 30, 1999 our willingness to proceed shall require credit reapproval by our Executive Credit Committee even if we continue to work on the transaction. Such reapproval, if obtained, may result in different terms and conditions, or a determination not to consummate the transaction.

          (s) Loan availability at closing based upon the above lending formulas shall be in an amount adequate to fund the Plan and the Company's cash requirements in connection with closing.

          (t) The Bankruptcy Court shall have entered one or more final non-appealable orders satisfactory in substance to CIT approving confirmation of the Plan and the definitive credit agreement for the Credit Facility and the related documentation contemplated thereunder.

     This letter contains CIT's entire commitment for this transaction and, upon acceptance by the Company, supersedes all prior proposals, term sheets, negotiations, discussions and correspondence. This commitment may not be contradicted by evidence of any alleged oral agreement. All prior proposals, term sheets, negotiations, discussions and correspondence are merged in the governing terms of this commitment, which may be amended only in writing executed by the parties hereto. No condition of this commitment may be waived, except in writing signed by CIT.

     This letter shall be of no force and effect unless accepted by you and as so accepted, received by us no later than 5:00 P.M. on December 7, 1998, which receipt, without further act by you, shall constitute your authorization and direction to us to charge the Commitment Fee required above to your account with us.

     This letter and the substance of the Credit Facility shall not be disclosed by you to any third party other than attorneys, accountants and financial advisors who are in a confidential relationship with you and require knowledge thereof to perform their duties in connection herewith or unless disclosure is required by law, or is made in a Company Form 8-K or in a Company press release. This commitment is not intended for the benefit of, and may not be relied upon by, any third party.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto waives trial by jury in connection with any action, or proceeding relating to this agreement.

     We welcome the opportunity to be of continuing service to you again and we look forward to working with you in closing this transaction.

                              Very truly yours,

                              THE CIT GROUP COMMERCIAL SERVICES, INC.

                              By:   /s/ Anthony Lombardi
                                  -----------------------------------------
                              Title:   Senior Vice President
                                     --------------------------------------

ACCEPTED AS OF THIS 7th
DAY OF DECEMBER, 1998:

SALANT CORPORATION

By:   /s/ Philip Franzel
    --------------------------
Title: Chief Financial Officer
       -----------------------